                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            Johnson Controls, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transaction applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                          Johnson Controls, Inc. LOGO

                             JOHNSON CONTROLS, INC.
                              POST OFFICE BOX 591
                           MILWAUKEE, WISCONSIN 53201

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, JANUARY 28, 1998

To the Shareholders of Johnson Controls, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Johnson Controls, Inc., a Wisconsin corporation, will be held in the Superior Room, Milwaukee Athletic Club, 758 North Broadway Street, Milwaukee, Wisconsin, on Wednesday, January 28, 1998, at 2:00 o'clock P.M. (Central Standard Time), for the following purposes:

     (1) To elect four directors of the class to serve for a term of three years expiring at the annual meeting to be held in 2001 or until the director's earlier retirement;

     (2) To consider and act upon a proposal to ratify the appointment of Price Waterhouse as auditors for 1998; and

     (3) To consider and act upon any other matters which may properly come before the meeting or any adjournments thereof.

Holders of Common Stock and Preferred Stock units of record at the close of business on November 20, 1997, will be entitled to vote at the meeting and any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

John P. Kennedy
John P. Kennedy, Secretary
Milwaukee, Wisconsin
December 5, 1997

A PROXY FOR THE MEETING AND A PROXY STATEMENT ARE ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY, WHICH IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY. SHAREHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM AT ANY TIME BEFORE THEY ARE VOTED.

                             JOHNSON CONTROLS, INC.
                          5757 NORTH GREEN BAY AVENUE
                                  P.O. BOX 591
                           MILWAUKEE, WISCONSIN 53201

                                DECEMBER 5, 1997

                                PROXY STATEMENT

       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 28, 1998

This proxy statement is furnished to the shareholders of Johnson Controls, Inc. (the Company), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held at the Milwaukee Athletic Club at 758 North Broadway Street, Milwaukee, Wisconsin, on January 28, 1998, at 2:00 o'clock P.M., Central Standard Time, and any adjournments of such meeting.

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the meeting and to vote in person. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing. Unless so revoked, the shares represented by proxies will be voted at the meeting and at any adjournments thereof. Where a shareholder specifies a choice by means of a ballot provided in the proxy, the shares will be voted in accordance with such specification.

Only owners of the Company's Common Stock and Preferred Stock units of record on November 20, 1997, will be entitled to vote at the meeting. As of November 20, 1997, there were 84,101,403 shares of the Company's Common Stock outstanding, each share having one vote. As of November 20, 1997, there were also 279.649 shares of the Company's Preferred Stock outstanding. Each share of Preferred Stock consists of 10,000 units, each unit having two votes. On October 31, 1997, the directors, nominees for directors, and officers of the Company as a group were beneficial owners of 1,601,334 shares of the Company's Common Stock (including 963,860 shares subject to options exercisable within 60 days) constituting approximately 1.9% of the outstanding shares of Common Stock, and 11,097 units of the Company's Preferred Stock, constituting less than 1% of the outstanding units.

Set forth below is a tabulation indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of any class of the Company's securities. The following information is based on reports on Schedules 13G filed with the Securities and Exchange Commission or other information believed to be reliable.

                                                                 Amount and
                                   Name and Address of           Nature of        Percent
       Title of Class               Beneficial Owner             Ownership        of Class
    --------------------    ---------------------------------    ----------       --------
    Common Stock            FMR Corporation                      4,575,704(1)      5.5%
    $0.16 2/3 Par Value     82 Devonshire Street
                            Boston, MA 02109
    Common Stock            J.P. Morgan & Co. Incorporated       5,595,080(2)      6.7%
    $0.16 2/3 Par Value     60 Wall Street
                            New York, N.Y. 10260

    Series D Convertible    Fidelity Management Trust Company      279.970(3)      100%
                                                                 Amount and
                                   Name and Address of           Nature of        Percent
       Title of Class               Beneficial Owner             Ownership        of Class
    --------------------    ---------------------------------    ----------       --------
    Preferred Stock         82 Devonshire Street
    $1.00 Par Value         Boston, MA 02109

   ----------------------------

(1) FMR Corporation's most recent report as of October 31, 1997 showed sole voting power with respect to 270,464 shares, and sole dispositive power with respect to 4,575,704 shares. The report includes shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp.

(2) J. P. Morgan & Co. Incorporated's most recent report as of October 31, 1997 showed sole voting power with respect to 3,612,240 shares, sole dispositive power with respect to 5,340,580 shares, shared voting power with respect to 120,500 shares and shared power to dispose with respect to 174,900 shares. (These numbers reflect the post March 31, 1997 stock split equivalents of the Schedule 13G report.) The report includes shares beneficially owned by Morgan Guaranty Trust Company of New York, J.P. Morgan Investment Management, Inc. and J.P. Morgan Florida Federal Savings Bank.

(3) Fidelity Management Trust Company reported that as of October 31, 1997 it held shared voting power and sole dispositive power with respect to the shares indicated above in its capacity as trustee of the Johnson Controls, Inc. Employee Stock Ownership Trust.

ELECTION OF DIRECTORS

The Board of Directors consists of 12 members of whom approximately one-third are elected each year to serve for terms of three years or until the director's earlier retirement pursuant to the Board of Directors Retirement Policy(1). It is intended that the enclosed form of proxy will be voted for the election of Messrs. William F. Andrews, Robert L. Barnett, Willie D. Davis and Richard F. Teerlink, all of whom are now members of the Board, for three year terms or until the director's earlier retirement.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock and Preferred Stock units at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.
-------------------------

(1) The Board of Directors has adopted a Retirement Policy that requires a director to retire as of the last regular Board of Directors' meeting held in the year of his or her 70th birthday or, in the event a shareholders' meeting is held on that date, then such retirement shall be effective the next day. The Retirement Policy does not apply to Mr. Brengel.

The Directors Committee of the Board of Directors has no reason to believe that any of such nominees will be unable or unwilling to serve as a director if elected, but if any nominee should be unable or for good cause unwilling to serve, the shares represented by proxies solicited by the Board of Directors will be voted for the election of such other person for the office of director as the Board of Directors may recommend in place of such nominee. Set forth below is information with respect to the nominees and the other directors on the Board.

CLASS OF 2001 (ALL OF WHOM ARE NOMINEES)
------------------     WILLIAM F. ANDREWS                                  Director
                       since 1991
                       Age 66
                       Chairman of Schrader-Bridgeport International, Inc. and
                       Chairman of Scovill Fasteners Inc., since 1995. Chairman,
                       President and Chief Executive Officer, Amdura Corporation
                       from 1993-1995. President and Chief Executive Officer, UNR
                       Industries, Inc., Chicago, Illinois (diversified
                       manufacturer) from 1991 to 1993, President of Massey
                       Investment Company, Nashville, Tennessee (private investment company) from 1989 to 1990, and Chairman, CEO and President of Singer Sewing Machine Company (SSMC) Inc., Shelton,
                       Connecticut (diversified manufacturer) from 1986 to 1989.
                       Mr. Andrews is a director of Black Box Corp., Corrections
                       Corporation of America, Katy Industries, Navistar
                       International Corporation, Northwestern Steel & Wire Co.,
                       and Southern New England Telecommunications Corporation.
                       Member of Compensation and Directors Committees.

------------------     ROBERT L. BARNETT                                   Director
                       since 1986
                       Age 57
                       Executive Vice President, Motorola Inc. and President, Land
                       Mobile Products Sector since April 1997. Corporate Vice
                       President, iDen Group, Motorola Inc., Schaumburg, Illinois,
                       1995 to 1997. Consultant in the field of international
                       communications from 1992 to 1995. Vice-Chairman, Ameritech and President, Ameritech Bell Group, American Information
                       Technologies Corporation, Chicago, Illinois
                       (telecommunications) from 1989 to 1993 and President,
                       Ameritech Enterprise Group, from 1987 to 1989. Mr. Barnett is a director of USG Corp. Member of Executive Committee and
                       Chairman of Directors Committee.

------------------     WILLIE D. DAVIS                                     Director
                       since 1991
                       Age 63
                       President of All Pro Broadcasting Incorporated, Los Angeles,
                       California (radio broadcasting) since 1977. Mr. Davis is a director of Alliance Bank Co., Dow Chemical Company, Kmart
                       Corporation, MGM Grand, Inc., Sara Lee Corporation, and
                       WICOR, Inc. Mr. Davis is also a director of 42 funds for
                       which Strong Capital Management, Inc. is the investment
                       adviser. Member of Audit Committee.



------------------     RICHARD F. TEERLINK                                 Director
                       since 1994
                       Age 61
                       Chairman of the Board of Harley-Davidson, Inc., Milwaukee,
                       Wisconsin, since May 1997, President and Chief Executive
                       Officer of Harley from May 1989 to June 1997, and Chairman since May, 1996. Mr. Teerlink is a director of Firstar Bank
                       Milwaukee, and Snap On Inc.. Member of Audit Committee and
                       member of Executive Committee.

CLASS OF 2000
------------------     JOHN M. BARTH                                       Director
                       since 1997
                       Age 51
                       Executive Vice President, Johnson Controls, Inc., Milwaukee,
                       Wisconsin since 1991. In 1987, Mr. Barth was named Vice
                       President and General Manager of the Plastics Technology
                       Group. In 1990, he became Vice President and General Manager of the Plastics Technology Group and the Automotive Systems
                       Group. Mr. Barth is a director of Handleman Company and
                       Edwards Brothers.

------------------     PAUL A. BRUNNER                                     Director
                       since 1983
                       Age 62
                       President and Chief Executive Officer, Spring Capital, Inc.,
                       Stamford, Connecticut (international investment management)
                       since 1985. President and Chief Executive Officer, ASEA,
                       Inc., 1982-1984. President and Chief Executive Officer,
                       Crouse Hinds Co., 1967-1982. Chairman of Audit Committee and
                       member of Compensation Committee.

------------------     SOUTHWOOD J. MORCOTT                                Director
                       since 1993
                       Age 59
                       Chairman since 1990, President since 1986 to 1996, and Chief
                       Executive Officer since 1989 of Dana Corporation, Toledo,
                       Ohio (vehicular and industrial component manufacturer). Mr.
                       Morcott is a director of CSX Corporation, Dana Corporation, and Phelps-Dodge Corporation. Chairman of Compensation
                       Committee and member of Directors Committee.


------------------     GILBERT R. WHITAKER, JR.                            Director
                       since 1986
                       Age 66
                       Dean and H. J. Nelson Professor of Business Economics, Jesse
                       Jones Graduate School of Administration, Rice University
                       since July of 1997. Professor of Business Economics,
                       University of Michigan, 1979 through June 1997. Provost and
                       Executive Vice-President for Academic Affairs, University of
                       Michigan, 1990-1995. Mr. Whitaker served as Dean, School of
                       Business Administration, University of Michigan, from 1979 to 1990. Mr. Whitaker is a director of Handleman Company,
                       Lincoln National Corporation, and Structural Dynamics
                       Research Corp. Chairman of Pension and Benefits Committee.

CLASS OF 1999

------------------     FRED L. BRENGEL                                     Director
                       since 1964
                       Age 74
                       Chairman of the Board, Johnson Controls, Inc., Milwaukee,
                       Wisconsin, from 1985 to 1993. Mr. Brengel served as the
                       Chief Executive Officer of Johnson Controls, Inc., from 1967 to 1988. Mr. Brengel is a director of Rexworks, Inc. Member of Executive Committee.

------------------     ROBERT A. CORNOG                                    Director
                       since 1992
                       Age 57
                       President, Chief Executive Officer and Chairman of the Board
                       of Directors of Snap-on Incorporated (tool manufacturer)
                       since 1991. Mr. Cornog is a director of Snap-on
                       Incorporated, Wisconsin Electric Power Company, and
                       Wisconsin Energy Corporation. Member of Audit Committee and
                       Executive Committee.

------------------     JAMES H. KEYES                                      Director
                       since 1985
                       Age 57
                       Chairman and Chief Executive Officer, Johnson Controls,
                       Inc., Milwaukee, Wisconsin. In 1985 Mr. Keyes was named
                       Executive Vice President and subsequently became Chief
                       Operating Officer and a member of the Board of Directors. He became President of Johnson Controls, Inc., in 1986, its
                       Chief Executive Officer in 1988, and Chairman in 1993. Mr.
                       Keyes is a director of Firstar Corp., LSI Logic Corporation, and Universal Foods Corporation. Chairman of Executive
                       Committee.

------------------     WILLIAM H. LACY                                     Director
                       since 1997
                       Age 52
                       Chairman and Chief Executive Officer of Mortgage Guaranty
                       Insurance Corporation (MGIC), and President and Chief
                       Executive Officer of its parent company, MGIC Investment
                       Corporation, since 1987. Mr. Lacy is a Director of Firstar
                       Bank Milwaukee, Columbia Health System, Inc. and MGIC
                       Investment Corporation.

Each of the directors or nominees for director has had the principal occupation indicated or in certain instances has served in another executive position with the employer indicated or an affiliate thereof during the last five years.

The Audit Committee of the Board of Directors met three times during fiscal 1997. Its functions include, but are not necessarily limited to, the following:
(1) to review the adequacy of internal controls established by management; (2) to assess the adequacy of the financial reporting process and selection of accounting policies; (3) to review management's evaluation and proposed selection of independent accountants, including the appropriateness of fees, and to recommend to the Board of Directors the appointment of independent accountants subject to the ratification by the shareholders; (4) to review the adequacy of audit plans prepared by internal audit and independent accountants;
(5) to review periodically the status of significant issues and internal control recommendations; (6) to meet and to consult with the Company's internal auditors and accounting and financial personnel and with independent public accountants concerning the foregoing matters; (7) to report on the results of these activities periodically to the Board of Directors; (8) to review significant issues concerning litigation, contingent liabilities, and tax and insurance; (9) to review management information systems of the Company; and (10) to monitor compliance procedures of the Company and their implementation.

The Compensation Committee of the Board of Directors met five times during fiscal 1997. Its functions include, but are not necessarily limited to, the following: (1) to consider and make recommendations to the Board of Directors regarding the selection and retention of elected officers and certain other principal officers and key employees of the Company and its subsidiaries; (2) to consider and make recommendations regarding salary structure, officer gradings, and salaries for elected officers; (3) to administer, make grants and awards, make rules, and recommend amendments to the Company's executive compensation plans; (4) to consider and make recommendations to the Board concerning bonus awards, perquisites, and other remuneration to executive officers; (5) to consider and make recommendations concerning the total compensation package for all elected officers and to approve the disclosure of such information in the Company's proxy statement; (6) to oversee the selection of, and to meet with, outside consultants to review the Company's executive compensation programs as appropriate; (7) to review and make recommendations concerning management succession; (8) to recommend to the Board of Directors the selection of the Chief Executive Officer of the Company; and (9) in the case of the Chairman of the Board of Directors being precluded from fulfilling his/her duties by death, disability or other debilitating circumstances, the Chair of the Committee is to call a Special Board Meeting, as provided in the By-Laws, and chair the Board Meeting until the Board elects a new Chairman of the Board.

The Directors Committee of the Board of Directors met three times during fiscal 1997. Its function includes, but is not necessarily limited to, the following:
(1) to review the qualifications of, and to make recommendations to the Board of Directors concerning, nominees for directors; (2) to review and consider candidates for election as directors submitted by the shareholders; (3) to consider and make recommendations concerning the size and composition of the Board of Directors; (4) to develop and recommend guidelines and criteria to determine the qualifications of directors; (5) to recommend an overall compensation program for directors; (6) to review and recommend committees and committee structure for the Board; (7) to recommend performance criteria for the Board of Directors and to review its performance; and (8) to review conflicts of interest that may affect directors. Shareholders wishing to propose director candidates for consideration by the Directors Committee may do so by writing to the Secretary of the Company, giving the candidate's name, biographical data and qualifications. Further, the Company's By-Laws set forth certain requirements for shareholders wishing to nominate director candidates for consideration by shareholders. With respect to elections of directors to be held at an annual meeting, among other things, a shareholder must give written notice of an intent to make such a nomination complying with the By-Laws to the

Secretary of the Company not less than 60 days nor more than 90 days prior to the fourth Tuesday in the month of January.

The Executive Committee of the Board of Directors did not meet during fiscal 1997. Its functions include the exercise of certain powers of the Board of Directors in the general supervision and control of the business and affairs of the Company during intervals between meetings of the Board of Directors.

The Pension and Benefits Committee of the Board of Directors met four times during fiscal 1997. Its functions include, but are not necessarily limited to, the following: (1) to review annually actuarial assumptions and actuarial valuation of the pension plans of the Company; (2) to review investment policy of the funds of the employee benefit plans of the Company; (3) to select and to terminate investment managers as appropriate; (4) to review with investment advisors past performance and current investment strategy; (5) to review and approve the adoption of any new trust agreements or master trusts implementing the plans; (6) to monitor and oversee Company policies affecting employee benefit plans; and (7) to oversee administration of plans, to review annually plan provisions, and to recommend amendments to the plans as appropriate.

During fiscal 1997, the Board of Directors met seven times. Each director attended 80% or more of the total number of meetings held during fiscal 1997 while he or she was a member of the Board, including meetings of committees of which the director is a member.

Directors who are not employees receive a $36,000 annual retainer, plus $1,200 for each Board meeting they attend, $1,200 for each meeting they attend of Board committees of which they are members, $1,500 for each meeting they attend of Board committees of which they are chairmen, plus expenses.

Directors, who are not covered by other insurance and who are under 65 years of age, may purchase medical coverage on the same basis as Company employees. A director who retires after attaining the age of 65 and 6 years of service as a director will be paid the annual retainer in effect upon his or her retirement for life. The value of this retirement plan per annum depends on life expectancy at retirement, the retainer at retirement and the number of years of Board Service. The annual value for current directors ranges from $8,549 to $24,808.

Under the Stock Plan for Outside Directors adopted on January 27, 1993, up to 50% of the retainer fee will be paid in Common Stock each year. The remainder will be paid in cash at the same time. The stock will be priced as of the date of the Annual Meeting. In addition, new directors receive an initial grant of 400 shares of Common Stock upon election or appointment. New directors also receive a pro rata share of the annual retainer for the remainder of that year, and the stock provided as part of the annual retainer will be priced as of the date of the first meeting of the Board at which the new director participates.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below shows the compensation for the past three fiscal years of each of the Company's five most highly compensated executive officers, including the Chief Executive Officer (the named executive officers).

STOCK OPTION/STOCK APPRECIATION RIGHT GRANTS

The Company has in effect employee stock option plans pursuant to which options to purchase Common Stock of the Company and stock appreciation rights (SARs), which are rights, granted in tandem with an option, to receive cash payments equal to any appreciation in value of the shares subject to option from the date of the option grant to the date of exercise in lieu of exercise of the option, are granted to officers and other key employees of the Company and its subsidiaries. The table on page 9 shows Options/SAR grants in fiscal 1997 to the named executive officers. Of the stock options shown in the Summary Compensation Table below and the Option/SAR Grant Table on page 9, 50% of the options were options with tandem SARs.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR AND OPTION/SAR VALUE TABLE

The table on page 9 shows information concerning the exercise of stock options or tandem SARs during fiscal 1997 by each of the named executive officers and the fiscal year-end value of unexercised options and SARs.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                               Compensation
                                              Annual Compensation          --------------------
                                        --------------------------------              Long-Term
                                                            Other Annual   Options/   Incentive    All Other
                               Fiscal   Salary     Bonus    Compensation     SARs      Payout     Compensation
 Name and Principal Position    Year      ($)       ($)        ($)(1)       (#)(2)       ($)         ($)(3)
-----------------------------  ------   -------   -------   ------------   --------   ---------   ------------
James H. Keyes                  1997    875,001   689,000        --        120,000     730,000       67,714
Chairman and Chief Executive    1996    787,503   575,000        --         80,000     450,000       62,925
Officer                         1995    731,250   599,400        --         60,000     363,000       54,858
John M. Barth                   1997    487,503   371,000        --         48,000     277,000       34,966
Executive Vice-President        1996    441,249   260,000        --         48,000     204,000       31,693
                                1995    407,496   264,649        --         40,000     165,000       27,230
Joseph W. Lewis                 1997    384,999   229,000        --         34,000     239,000       26,643
Executive Vice-President        1996    365,247   171,000        --         34,000     188,000       24,550
                                1995    346,000   175,463        --         30,000     156,200       22,791
Stephen A. Roell                1997    348,747   246,000        --         34,000     202,000       25,510
Vice-President and              1996    324,999   188,000        --         34,000     101,000       23,789
Chief Financial Officer         1995    302,496   200,136        --         30,000      79,200       19,123
John P. Kennedy                 1997    304,998   194,000        --         24,000     157,000       22,752
Vice-President, Secretary,      1996    280,503   172,000        --         24,000      91,000       18,492
and General Counsel             1995    248,500   144,547        --         14,000      78,100       15,241

-------------------------
(1) The aggregate amount of "Other Annual Compensation," which includes perquisites and personal benefits was less than the required reporting threshold (the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year).

(2) The Options/SAR's reflect the effects of the 2 for 1 stock split which took place on March 31, 1997.

(3) "All Other Compensation" consists of contributions by the Company on behalf of the named individuals to the Company's savings and investment plans.

                      OPTIONS/SAR GRANTS IN FISCAL 1997(1)

                                  Individual Grants                                       Potential Realizable
--------------------------------------------------------------------------------------      Value at Assumed
                                               % of Total                                 Annual Rates of Stock
                                              Options/SARs     Exercise                  Price Appreciation for
                                               Granted to      or Base                      Full Option Term
                               Options/SARs   Employees in      Price       Expiration   -----------------------
            Name                Granted(2)    Fiscal 1997    ($/Share)(2)      Date          5%          10%
-----------------------------  ------------   ------------   ------------   ----------   ----------   ----------
OPTIONS/SARs GRANTED November 20, 1996
James H. Keyes                   120,000          7.75%        $36.9375      11/20/06    $2,787,575   $7,064,263
John M. Barth                     48,000          3.10%        $36.9375      11/20/06    $1,115,030   $2,825,705
Joseph W. Lewis                   34,000          2.19%        $36.9375      11/20/06    $  789,813   $2,001,541
Stephen A. Roell                  34,000          2.19%        $36.9375      11/20/06    $  789,813   $2,001,541
John P. Kennedy                   24,000          1.55%        $36.9375      11/20/06    $  557,515   $1,412,853

-------------------------
(1) The Stock Option/SAR plans are administered by the Compensation Committee of the Board of Directors, which has authority to determine the individuals to whom and the terms at which option and SAR grants shall be made, certain terms of the options, and the number of shares to be subject to each option. The per share option/SAR prices are the fair market value of the Company's Common Stock on the date of the grant, and the term of the options is 10 years. Fifty percent of each award is exercisable two years after the grant, and the remainder is exercisable three years after the grant.

(2) Options/SAR's granted are stated to reflect the effects of the 2 for 1 stock split that took place on March 31, 1997.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                Value of Unexercised
                                     Number of                    Number of Unexercised             In-the-Money
                                    Shares/SARs                   Options/SARs at FY-End       Options/SARs at FY-End
                                    Acquired on     Value      ----------------------------   -------------------------
               Name                 Exercise(1)    Realized    Exercisable/Unexercisable(1)   Exercisable/Unexercisable
----------------------------------  -----------   ----------   ----------------------------   -------------------------
James H. Keyes                             0               0         274,000 / 230,000         $7,186,319 / $3,500,006
John M. Barth                         68,000      $1,079,870               0 / 116,000                  0 / $1,864,002
Joseph W. Lewis                            0               0          110,200 / 83,000         $2,905,415 / $1,340,439
Stephen A. Roell                      40,000      $  691,247           15,000 / 83,000           $361,875 / $1,340,439
John P. Kennedy                            0               0           54,400 / 55,000           $1,465,201 / $859,626

-------------------------
(1) These are stated to reflect the effects of the 2 for 1 stock split which took place on March 31, 1997.

LONG-TERM INCENTIVE PLAN AWARDS

The following table shows each Contingent Performance Award made to any named executive officer for the 1998 fiscal year under the Company's Long-Term Performance Plan (LTPP). Payouts of awards are tied to the Company's weighted average return on shareholder's equity for fiscal years 1998, 1999 and 2000 compared to the median return on shareholder's equity of the Standard & Poor's Manufacturers (Diversified Industrial) Index (S&P index) during the same three-year period. Performance in the third year of the award is multiplied by 3/6, performance in the second year is multiplied by 2/6, and performance in the first year is multiplied by 1/6 to establish a weighted average. If the Company's average level of return is: (1) Less than the 45th percentile of the return for companies in the S&P index, no award is earned; (2) equal to or greater than the 45th percentile, the threshold amount is earned; (3) equal to or greater than the 50th percentile, the target amount is earned; (4) equal to or greater than the 55th percentile, 110% of the target amount is earned; and (5) equal to or greater than the 60th percentile, the maximum amount is earned.

In fiscal 1997, based upon the data available at the time of this proxy, LTPP participants were paid 100% of the maximum amount available under the criteria established by the Compensation Committee. When the remaining comparison companies have reported, these awards could [increase, decrease or vary].

                                 Amount of     Performance
                                Contingent    Period Until
                                Performance   Maturation or   Threshold   Target    Maximum
             Name                Award($)        Payout          ($)        ($)       ($)
             ----               -----------   -------------   ---------   ------    -------
James H. Keyes................    810,000        1998-2000     648,000    810,000   972,000
John M. Barth.................    350,000     Fiscal Years     280,000    350,000   420,000
Joseph W. Lewis...............    234,000                      157,000    234,000   281,000
Stephen A. Roell..............    213,000                      170,000    213,000   256,000
John P. Kennedy...............    171,000                      137,000    171,000   205,000

EMPLOYMENT CONTRACTS

The Company has employment agreements with each of the executive officers of the Company including the named executive officers. These agreements provide that employment shall continue for continuous terms, unless terminated by either the Company or the employee as provided therein; the term of the agreements, however, does not extend automatically after the employee reaches age 65. These agreements provide for termination by the Company for cause, for death or disability and under certain circumstances without cause. In the event of termination without cause the employees under any of the contracts will be entitled to receive benefits in an amount equal to the greater of two times the Company's termination allowance policy for administrative employees or an amount equal to 52 weeks' earnings of the employee. In the event of termination by the Company for cause, the employee's compensation is terminated immediately. Change of control agreements have also been entered into by the Company with these executives. In the event of a change of control, these agreements provide for a severance payment equal to three times the executive's annual compensation at the time plus a lump sum payment for the actuarial equivalent of lost benefits under the applicable retirement plan if the executive is terminated other than for cause or has good reason to terminate his or her employment. If the amount to be paid upon termination exceeds certain amounts established under the Internal Revenue Code, so as to require the payment of additional federal taxes, the executive receives an additional payment such that, after payment by the executive of all taxes payable in connection with the agreement, the executive will retain the full amount of the payments to which he is entitled under the agreement. The executive has a 30-day period at the end of the first year after a change of control to terminate his or her employment for any reason and receive this benefit.

The Company has in effect an Executive Survivor Benefits Plan for certain executives. Coverage under this plan is in lieu of the Company's regular group life insurance coverage. In the event of the death of a participating executive while he is employed by the Company, his beneficiary is entitled to payments of between 90% and 100% (depending on the executive's age) of the executive's final base annual salary for a period of 10 years.

The Executive Incentive Compensation Plan (EICP) provides that, in the event of a change of control of the Company, certain participants, including the named executive officers, may re-elect to receive early payment of deferred amounts, and a participant may direct the Company to cause a letter of credit be issued in an amount sufficient to provide for all payments due to such participant under the Plan. The Long-Term Performance Plan also provides that, in the event of a change of control of the Company, certain participants, including the named executive officers, shall be entitled to receive early payment of deferred amounts.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is the tabulation indicating as of October 31, 1997, the shares of the Company's Common Stock and equivalents beneficially owned by each director and nominee, each of the named executive officers, and directors and executive officers of the Company as a group. No executive officer or director owns more than 1% of the outstanding shares of Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                                         Amount and       Units Representing
                      Name of                        Nature(1) of Stock        Deferred
                 Beneficial Owner                        Ownership         Compensation(3)
---------------------------------------------------  ------------------   ------------------
James H. Keyes                                             408,709(2)        97,968 units
John M. Barth                                               94,697(2)        16,726 units
Joseph W. Lewis                                            264,291(2)        52,540 units
Stephen A. Roell                                            78,641(2)         2,176 units
John P. Kennedy                                             79,620(2)        12,018 units
William F. Andrews                                           5,410                0 units
Robert Barnett                                               2,956           16,418 units
Fred L. Brengel                                            219,054           12,068 units
Paul A. Brunner                                             12,600                0 units
Robert A. Cornog                                             4,651            3,751 units
Willie D. Davis                                              3,000                0 units
Southwood J. Morcott                                         2,188            2,948 units
Martha R. Seger                                              2,678            1,541 units
Donald Taylor                                                6,614            2,113 units
Richard F. Teerlink                                          3,056                0 units
Gilbert R. Whitaker, Jr.                                     5,140            5,749 units
R. Douglas Ziegler                                          26,200                0 units

All directors and executive officers as a group (not including deferred shares referred to in
  footnote (3))                                             TOTAL   1,623,528(2)
            TOTAL PERCENT OF CLASS OF COMMON STOCK AND EQUIVALENTS         1.91%
-------------------------
(1) Includes all shares with respect to which each officer or director directly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

(2) Includes shares of Common Stock which, as of October 31, 1997, were subject to outstanding stock options exercisable within 60 days as follows: Mr. Keyes, 344,000; Mr. Barth, 44,000; Mr. Lewis, 142,200; Mr. Roell, 47,000;
    and Mr. Kennedy, 73,400. Also reflects common stock equivalents of preferred units that are owned by these officers.

(3) Includes deferred shares under the EICP, LTPP, and Deferred Compensation Plan for Certain Directors, or other deferred compensation plans. Units will not be distributed in the form of Common Stock.

COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PRINCIPLES

The Company's Executive Compensation Program is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and business financial performance. The Johnson Controls Vision, approved by the Board of Directors, identifies customer satisfaction, technology, growth, market leadership, and shareholder value as the Company's primary objectives. In applying these principles the Compensation Committee (the Committee) has established a program to:

- Attract and retain key executives critical to the long-term success of the Company and each of its business groups.

- Reward executives for long-term strategic management and the enhancement of shareholder value.

- Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes, which focus on after-tax return on shareholder equity, return on investment, growth, market share, and cost reduction.

- Support a performance-oriented environment that rewards performance not only with respect to Company goals but also Company performance as compared to that of industry performance levels.

- The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentives, long-term performance plan payments, and stock option awards. However, notwithstanding the Company's general policy, the Committee may authorize payments that may not be deductible, if it believes that this is in the best interests of the Company and its shareholders.

EXECUTIVE COMPENSATION PROGRAM

The total compensation program involves a market comparison of total compensation, based on surveys provided to the Company by an independent compensation consultant. A survey of 22 companies with annual sales between $1 billion and $12.3 billion comparing all elements of executive officer compensation was provided by an independent compensation consultant with respect to compensation for officers and senior managers. Average sales of these 22 companies was $6.3 billion; adjustments were made to account for differences in annual sales between the Company and those companies in the survey. The level of comparison is the 50th percentile for total compensation.

The program consists of both cash and equity-based compensation. The annual compensation consists of a base salary and an annual bonus under the Executive Incentive Compensation Plan (EICP). The Committee determines the level of salary for key executive officers and a salary range for other executive officers. Factors considered in determining salary amounts or ranges include prior year salary, changes in individual job responsibilities, past performance of individuals, and, most importantly, achievement or trends toward achievement of specified Company goals and the salary comparison survey results. Generally, all executive officers participate in the EICP. For each fiscal year, the Committee determines in advance and communicates to the executive the formula for the award, which is based on specified benchmarks for return on shareholders' equity, or return on group or division assets, increase in market share, or cost reduction. These benchmarks are consistent with the Company's annual and long-term strategic planning objectives based on achievement of business plans approved by the Board of Directors that include goals of improved performance over the previous year and take into account industry growth and cycles. At the end of the fiscal year, the Committee applies the formula to objective performance results to determine an executive's award for the year. Except under the EICP Qualified Plan, where discretionary increases to the bonus amount may no longer be made, adjustments may then be made by the Committee, within specified ranges, for the executive's achievement of specified objectives and individual job performance.

Long-term incentives are provided through both the Long Term Performance Plan
(LTPP) and stock options. The Committee reviews and approves the participation of executive officers of the Company and its subsidiaries under the LTPP. Generally, all named executive officers participate in the LTPP, which is intended to motivate executives to achieve longer-term objectives by providing incentive compensation based on Company performance over a three-year period. For each award under the LTPP, the Committee assigns an executive a contingent performance award, which the executive has the opportunity to earn based upon the Company's return on equity during the specified three-year period. Currently, LTPP awards are based upon a specified level of return on shareholders' equity relative to the Standard & Poor's Manufacturers (Diversified Industrial) Index median return on shareholders' equity. The specified level of return is consistent with the Company's strategic planning objectives. At the end of the period, the Committee applies the specified goal to objective performance results to determine the executive's LTPP award.

The Committee grants stock options and stock appreciation rights (SARs) under the 1992 Stock Option Plan. The Committee has the authority to determine the individuals to whom stock options and SARs are awarded, the terms at which option grants shall be made, the terms of the options, and the number of shares subject to each option. Compensation to executives through stock options and SARs and the LTPP, taken together, is targeted at the 50th percentile of such compensation granted by similar companies as identified in the survey. Current stock ownership by executives, the number of unexercised options that may be outstanding for an executive or executives as a whole, and other factors may be considered only for new or promoted officers. Through the award of stock option grants, the objective of aligning executive officers' long-range interests with those of the shareholders is met by providing the executive officers with the opportunity to build a meaningful stake in the Company.

Executive officers may also participate in the Company's Savings and Investment Plan (401k Plan), which includes Company contributions to the Plan, an Equalization Benefit Plan under which certain executives, including the named executive officers, are entitled to additional benefits that cannot be paid under qualified plans due to Internal Revenue Code limitations and in addition other benefit plans generally available to all levels of salaried employees. Also, certain executive officers may elect to defer certain awards or compensation under plans. Deferred awards are accounted for as if invested in various accounts.

The Board of Directors has adopted an Executive Stock Ownership Policy, which requires that all officers and senior managers in each business group, within five years of becoming subject to the Policy, hold common stock of the Company in an amount, depending upon the officer or manager, of one to three times their annual salary. Total compensation to be received by these individuals is not affected by the policy. The 1995 Common Stock Purchase Plan for Executives (CSPPE) facilitates the acquisition of common stock by executives subject to the Executive Stock Ownership Policy. All officers and key executives may participate in the CSPPE. Participants in the CSPPE may deduct from their pay up to a maximum of $2,500 per month to purchase shares of the Company's common stock. The price of each share of such stock will be 100% of the average price of shares purchased by Firstar Trust Company as agent for the participants. No brokerage fees or commissions will be charged, and the Company bears the expenses of administering the CSPPE.

Approximately 75% of the total compensation paid to the executive officer group is performance related, which is comparable to the average of the companies identified in the executive compensation survey.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee relied on the same approach in determining the Chief Executive Officer's compensation as it used for compensation of other executive officers. The Chief Executive Officer of the Company received a base salary in fiscal 1997 of $900,000, which represented an increase of 12.5% over the previous year. The Chief Executive Officer's base salary remained below the average base salary for chief executive officers for the 22 companies reviewed. His fiscal 1997 EICP award of $689,000 was based upon the return on shareholder's equity for the Company for fiscal 1997 and represented 56% of the maximum amount available under the criteria established by the Committee. In fiscal 1997, the Chief Executive Officer received payments under the LTPP of $730,000, based upon the Company's return on shareholder's equity over the past three fiscal years, and it represented 100% of the maximum amount available under the criteria established by the Committee based upon the data available on the date of this proxy. When the remaining comparison companies have reported, this award could subsequently increase to 100% of the maximum amount. Stock options were awarded in November 1996, when the Chief Executive Officer received an option award of 60,000 shares (120,000 shares if restated to reflect the 3/31/97 stock split).

Approximately 65% of the total compensation paid to the Chief Executive Officer is performance related, which is comparable to the historical average for the companies identified in the survey.

                             COMPENSATION COMMITTEE
                          Southwood Morcott, Chairman
                               William F. Andrews
                                Paul A. Brunner
                                 Donald Taylor

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the S&P Manufacturers (Diversified Industrial) Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG S&P 500 INDEX, S&P MANUFACTURERS (DIVERSIFIED
                  INDUSTRIAL) INDEX AND JOHNSON CONTROLS, INC.

                                                         MANUFACTURERS
        MEASUREMENT PERIOD                               (DIVERSIFIED
      (FISCAL YEAR COVERED)              S&P 500          INDUSTRIAL)            JCI
1992                                              100                100                100
1993                                           113.00             118.55             140.21
1994                                           117.17             131.73             131.84
1995                                           152.02             175.45             172.51
1996                                           182.93             226.03             209.31
1997                                           256.92             314.65             282.23

ASSUMES $100 INVESTED ON SEPTEMBER 30, 1992, IN S&P 500 INDEX, S&P MANUFACTURERS (DIVERSIFIED INDUSTRIAL) INDEX AND JOHNSON CONTROLS, INC., AND THAT DIVIDENDS ARE REINVESTED AT THE END OF MONTH IN WHICH THEY ARE PAID.

PENSION PLANS

                               PENSION PLAN TABLE

The following table shows the maximum annual retirement benefits payable in dollars under the Company's plans (including amounts attributable to the Company's Equalization Benefit Plan) at the normal retirement age for specified remunerations and years of service under provisions in effect on September 30, 1997, and assuming retirement on that date. Compensation for purposes of the plans for the named executive officers generally corresponds with the aggregate of the earned salary, plus bonus or Executive Incentive Compensation Plan awards for each such person.

                               Maximum Annual Pension at Normal Retirement Age
      Average Annual                 After Years of Participating Service
      Compensation in              (Prior to Adjustment for Social Security
Highest 5 Consecutive Years                 Covered Compensation)
     of Last 10 Years         --------------------------------------------------
     Before Retirement         25 Years     30 Years     35 Years     40 Years
---------------------------   ----------   ----------   ----------   -----------
           100,000               42,500       51,000       56,750         62,500
           200,000               85,000      102,000      113,500        125,000
           250,000              106,250      127,500      141,875        156,250
           300,000              127,500      153,000      170,250        187,500
           400,000              170,000      204,000      227,000        250,000
           500,000              212,500      255,000      283,750        312,500
           600,000              255,000      306,000      340,500        375,000
           700,000              297,500      357,000      397,250        437,500
           800,000              340,000      408,000      454,000        500,000
           900,000              382,500      459,000      510,750        562,500
         1,000,000              425,000      510,000      567,500        625,000
         1,100,000              467,500      561,000      624,250        687,500
         1,200,000              510,000      612,000      681,000        750,000
         1,300,000              552,500      663,000      737,750        812,500
         1,400,000              595,000      714,000      794,500        875,000
         1,500,000              637,500      765,000      851,250        937,500
         1,600,000              680,000      816,000      908,000      1,000,000

As of September 30, 1997, the persons named in the Summary Compensation Table were credited with the following years of service under the Company's pension plan: Mr. Keyes, 28 years; Mr. Barth, 27 years; Mr. Lewis, 36 years; Mr. Roell, 14 years; and Mr. Kennedy, 12 years.

Pension plans of the Company generally apply to all regular employees, including officers of the Company. The Johnson Controls Pension Plan (the Plan), effective January 1, 1989, generally covers all salaried and non-union hourly employees of the Company. The Plan has been amended from time to time. Under the Plan, benefits are accrued according to the following formula: 1.15% of Participant's Average Monthly Compensation multiplied by the Participant's years of Benefit Service plus 0.55% of Average Monthly Compensation in excess of the Participant's Covered Compensation multiplied by the Participant's years of Benefit Service. The amounts actually payable may be actuarially adjusted to reflect the Participant's marital status, early retirement or termination, and, in some circumstances, age. "Average Monthly Compensation" is defined as the average monthly compensation for the highest five consecutive years in the last 10 years. "Benefit Service" generally means the number of years worked for the Company. "Covered Compensation" means the average of compensation subject to Social Security taxes for the 35-year period ending in the year the Participant attains Social Security Retirement Age; i.e. the age at which the Participant will be entitled to full Social Security payments.

Participants become entitled to benefits under the Plan after five years of service with the Company or any of its subsidiaries, and the normal retirement date is a Participant's 65th birthday.

The Internal Revenue Code places maximum limitations on the amount of benefits that may be paid under the Plan. The Company has adopted an Equalization Benefit Plan under which certain executives, including the named executive officers, are entitled to the additional pension benefits that cannot be paid under the qualified plan due to these limitations and because they have elected to defer a portion of their award under an incentive compensation plan.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, since October 1, 1996, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

SELECTION OF AUDITORS

Management will propose the adoption of a resolution ratifying the Board of Directors' decision to appoint Price Waterhouse as auditors. If the shareholders fail to ratify such selection, the Board will reconsider it. Representatives of Price Waterhouse are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

SHAREHOLDERS' PROPOSALS

Proposals of shareholders which are intended to be presented at the 1999 annual meeting must be received by the Company no later than August 6, 1998 to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 1999 annual meeting must comply with the requirements set forth in the Company's By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-Laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the fourth Tuesday of the month of January. The 1999 annual meeting will be held on January 27, 1999, or on such other date designated by the Board of Directors.

OTHER MATTERS

The matters referred to in the notice of meeting and in the proxy statement are, as far as management now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. D.F. King & Co., Inc., has been retained for solicitation of all brokers and nominees at a cost of approximately $11,000 plus customary out-of-pocket expenses. The Company may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold stock of the Company.

The Company's 1997 Annual Report is being mailed to the shareholders with this proxy statement.

JOHNSON CONTROLS, INC.

JOHN P. KENNEDY
John P. Kennedy, Secretary
December 5, 1997

                            JOHNSON CONTROLS, INC.
                                 P.O. BOX 591
                             MILWAUKEE, WI  53201

             SHAREHOLDER'S PROXY ANNUAL MEETING-JANUARY 28, 1998


The undersigned, having received the Notice of Meeting and Proxy Statement dated December 5, 1997, and Annual Report for 1997, hereby appoints J.P. Kennedy and J.H. Keyes, and each of them, proxies with power of substitution to vote for the undersigned at the annual shareholders' meeting of Johnson Controls, Inc., on January 28, 1998, and at any adjournments thereof.

This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no direction is made, this proxy will be voted for all nominees listed and for Proposal 2.



          --  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED --

                                            JOHNSON CONTROLS, INC. 1998 ANNUAL MEETING

        The Board of Directors recommends a vote FOR items 1 and 2.  If no direction is made, this proxy will be voted FOR all nominees listed and FOR item 2.

1. ELECTION OF DIRECTORS:    1 - William F. Andrews    2 - Robert L. Barnett           / / FOR all nominees   / / WITHHOLD AUTHORITY
                             3 - Willie D. Davis       4 - Richard F. Teerlink             listed to the left     to vote for all
                                                                                           (except as             nominees listed
                                                                                           specified below).      to the left.
                                                                                           ________________________________________
(Instructions:  To withhold authority to vote for any indicated nominee, write             |                                      |
number(s) of nominee(s) in the box provided to the right.)                    ------->     |______________________________________|


2. Ratification of the appointment of Price Waterhouse as auditors.                    / / FOR       / / AGAINST      / / ABSTAIN

3. In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meting.


Check appropriate box                                      Date________________________
Indicate changes below:
Address Change?     / /             Name Change?  / /                                   ___________________________________________
                                                                                        |                                         |
                                                                                        |                                         |
                                                                                        |_________________________________________|

                                                                                        SIGNATURE(S) IN BOX

                                                                                        Please sign name exactly as it appears
                                                                                        hereon.  When signed as attorney, executor,
                                                                                        trustee or guardian, please add title.  For
                                                                                        joint accounts, each owner should sign.